POWER OF ATTORNEY

      Each Director of Public Service Enterprise Group Incorporated whose signature appears below hereby appoints Robert C. Murray, the agent for service named in this Registration Statement, and James T. Foran, Esq. each as attorney-in-fact, to execute in the name of each such person and to file with the Securities and Exchange Commission this Registration Statement and any and all additional amendments, including post-effective amendments to this Registration Statement.


Signature                            Title                    Date
---------                            -----                    ----

/s/ Lawrence R. Codey
---------------------------
Lawrence R. Codey                     Director           September 15, 1998

/s/ Ernest H. Drew
---------------------------
Ernest H. Drew                       Director            September 15, 1998

/s/ T.J. Dermot Dunphy
---------------------------
T.J. Dermot Dunphy                   Director            September 15, 1998

/s/ E. James Ferland
---------------------------
E. James Ferland                     Director            September 15, 1998

/s/ Raymond V. Gilmartin
---------------------------
Raymond V. Gilmartin                 Director            September 15, 1998

/s/ Conrad K. Harper
---------------------------
Conrad K. Harper                     Director            September 15, 1998

/s/ Irwin Lerner
---------------------------
Irwin Lerner                         Director            September 15, 1998

/s/ Marilyn M. Pfaltz
---------------------------
Marilyn M. Pfaltz                    Director            September 15, 1998

/s/ Forrest J. Remick, Jr.
---------------------------
Forrest J. Remick, Jr.               Director            September 15, 1998

/s/ Richard J. Swift
---------------------------
Richard J. Swift                     Director            September 15, 1998

/s/ Josh S. Weston
---------------------------
Josh S. Weston                       Director            September 15, 1998